Pricing Supplement No.16 Z  Dated November 16,1995     Rule 424(b)(2)
(To Prospectus dated March 15, 1995 and      File No. 33-57104
Prospectus Supplement dated March 15, 1995)

CHEMICAL BANKING CORPORATION

[ ] Senior  Medium -Term Notes, Series D  Due From Nine
	Months to Thirty Years from Date of Issue

[X]	 Subordinated Medium Term Notes , Series B Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $20,000,000
	Issue Price:
	Commission or Discount: $404,000.00
	Proceeds to Company:  $9,596,000.00
	Agent: SMITH BARNEY

	Agent's Capacity:  [x]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[  ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date:	NOVEMBER  16, 1995
	Stated Maturity:	   	NOVEMBER  16, 2005

	Form:  [X]   Book-entry	[ ]   Certificated
	Currency:   U.S. Dollars

[X] Fixed Rate Note:
   	Interest Rate:7.0%

[ ] Floating Rate Note:   CD[ ]   Commercial Paper Rate [ ]
			     Federal Fund Effective Rate [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [ ]
			     Treasury Rate [ ]     Prime Rate   [ ]

[ ] ZERO COUPON
	Initial Interest Rate:

	Int.Determ.Dates :

	Interest Payment Dates: MONTHLY on the 16th OF EVERY MONTH




	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:

 CALLABLE STARTING 11/16/98 AND EVERY PAY DATE AFTER WITH 30 DAYS
 NOTICE.
	Optional Redemption  :   Yes[ ]       No  [  ]
	     Redemption Dates
	        and Prices: